- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                -----------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                -----------------


                Date of Report (Date of earliest event reported):
                                 August 9, 1996



                                  ALRENCO, INC.
             (Exact name of registrant as specified in its charter)



          Indiana                      0-27490                   35-1480655
(State or other jurisdiction       (Commission File             (IRS Employer
     of incorporation)                  Number)              Identification No.)



1736 E. Main Street, New Albany, Indiana                          47150
(Address of principal executive offices)                        (Zip Code)

                                 (812) 949-3370
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS.

     On August 9, 1996, pursuant to separate Stock Purchase Agreements of the same date, Alrenco, Inc. in a transaction that was effective on August 1, 1996, acquired all of the outstanding shares of common stock of Network Rental, Inc., a Georgia corporation ("Network Rental"), from Perry J. McNeal and the Vyrdilee Brooks McNeal Scholarship Fund Charitable Remainder Trust. The following financial statements of Network Rental are filed as a part of this report:

     Report of Independent Certified Public Accountants
     Balance Sheets - May 31, 1995 and 1996 and July 31, 1996
          (unaudited)
     Statements of Earnings - Years ended May 31, 1995 and 1996 and two months ended July 31, 1995 and 1996 (unaudited)
     Statements of Stockholders' Equity - Years ended May 31, 1995 and
          1996
     Statements of Cash Flows - Years ended May 31, 1995 and 1996 and two months ended July 31, 1995 and 1996 (unaudited)
     Notes to Financial Statements

(b)  PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma financial statements relating to the acquisition of Network Rental are filed as a part of this report:

     Pro Forma Condensed Balance Sheet as of June 30, 1996
     Pro Forma Condensed Statement of Earnings for the year ended
          December 31, 1995
     Pro Forma Condensed Statement of Earnings for the six months ended June 30, 1996
     Notes to Pro Forma Condensed Financial Statements

(c)  EXHIBITS.

     The following exhibits are filed as a part of this report:

Exhibit
Number              Description of Exhibit
- ------              ----------------------

  2.1          --   Stock Purchase Agreement, dated August 9, 1996, by and
                    between Perry J. McNeal and Alrenco, Inc.

  2.2          --   Stock Purchase Agreement, dated August 9, 1996, by and
                    between Vyrdilee Brooks McNeal Scholarship Fund Charitable
                    Remainder Trust, Network Rental, Inc. and Alrenco, Inc.

  2.3          --   Noncompetition Agreement, dated August 9, 1996, by and
                    between Perry J. McNeal and Alrenco, Inc.

                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28, 1996



                                        ALRENCO, INC.



                                        By: /s/ Theodore H. Wilson
                                           -------------------------------------
                                           Theodore H. Wilson
                                           Executive Vice President and
                                             Chief Financial Officer

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Network Rental, Inc.

    We have audited the accompanying balance sheets of Network Rental, Inc. (a Georgia corporation) as of May 31, 1995 and 1996, and the related statements of earnings, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the May 31, 1995 and 1996 financial statements referred to above present fairly, in all material respects, the financial position of Network Rental, Inc. as of May 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

GRACE AND ASSOCIATES, P.C.

Atlanta, Georgia
July 19, 1996, except for Note 8 and Note 12
as to which the date is August 9, 1996

                              NETWORK RENTAL, INC.
                                 BALANCE SHEETS
                                     ASSETS

                                                                                 MAY 31,             JULY 31, 1996
                                                                       ----------------------------  -------------
                                                                           1995           1996        (UNAUDITED)
                                                                       -------------  -------------

Cash and cash equivalents (note 1)...................................  $      74,526  $     161,936  $      83,787
Rental merchandise, net (note 2)
  On rent............................................................      1,460,196      1,330,199      1,229,980
  Held for rent......................................................        264,685        269,310        229,495
Prepaid expenses and other assets....................................        118,293         86,186         92,907
Deferred income taxes (note 7).......................................        306,730        235,924        235,924
Property assets, net (note 3)........................................        136,925        260,812        208,980
Loan to stockholder (note 9).........................................        384,596        377,427        376,180
                                                                       -------------  -------------  -------------
TOTAL ASSETS.........................................................  $   2,745,951  $   2,721,794  $   2,457,253
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Accounts payable..................................................   $     272,721  $     241,504  $     168,312
  Accrued expenses (note 4).........................................         481,553        230,354        373,966
  Capital lease obligation (note 6).................................          58,080        197,378        152,826
  Debt (note 5).....................................................       1,445,000      1,086,000        769,000
                                                                       -------------  -------------  -------------
    Total Liabilities...............................................       2,257,354      1,755,236      1,464,104
                                                                       -------------  -------------  -------------

STOCKHOLDERS' EQUITY
  Common stock -- $.01 par value -- 2,000,000 shares
   authorized; 900,000 shares issued and outstanding................           9,000          9,000          9,000
  Additional paid-in capital........................................          69,167         69,167         69,167
  Retained earnings.................................................         410,430        888,391        914,982
                                                                       -------------  -------------  -------------
    Total stockholders' equity......................................         488,597        966,558        993,149
                                                                       -------------  -------------  -------------

TOTAL LIABILITIES
 AND STOCKHOLDERS' EQUITY...........................................   $   2,745,951  $   2,721,794  $   2,457,253
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                              NETWORK RENTAL, INC.
                             STATEMENTS OF EARNINGS

                                                                                          TWO MONTHS ENDED
                                                          YEAR ENDED MAY 31,                  JULY 31,
                                                     ----------------------------  ------------------------------
                                                         1995           1996            1995            1996
                                                     -------------  -------------  --------------  --------------
                                                                                     (UNAUDITED)     (UNAUDITED)

REVENUES
Rentals and fees...................................  $   6,949,250  $   7,057,807   $  1,180,901    $  1,144,040
                                                     -------------  -------------  --------------  --------------
OPERATING EXPENSES
Direct store expenses
  Depreciation of rental merchandise...............      1,899,362      1,916,619        324,154         295,845
  Other............................................      3,076,112      3,136,591        515,903         526,986
                                                     -------------  -------------  --------------  --------------
                                                         4,975,474      5,053,210        840,057         822,831
General and administrative expenses................      1,114,110      1,192,487        178,961         286,776
                                                     -------------  -------------  --------------  --------------
    Total operating expenses.......................      6,089,584      6,245,697      1,019,018       1,109,607
                                                     -------------  -------------  --------------  --------------
    Operating profit...............................        859,666        812,110        161,883          34,433
OTHER EXPENSE (INCOME)
Interest expense...................................        279,941        155,414         28,295          19,102
(Gain) loss on sale of property assets.............          1,091        (18,762)       --              --
Other..............................................       (194,153)      (155,825)       (35,724)        (27,558)
                                                     -------------  -------------  --------------  --------------
                                                            86,879        (19,173)        (7,429)         (8,456)
                                                     -------------  -------------  --------------  --------------
    Earnings before income taxes...................        772,787        831,283        169,312          42,889
INCOME TAX EXPENSE.................................        314,786        353,322         64,339          16,298
                                                     -------------  -------------  --------------  --------------
    NET EARNINGS...................................  $     458,001  $     477,961   $    104,973    $     26,591
                                                     -------------  -------------  --------------  --------------
                                                     -------------  -------------  --------------  --------------

        The accompanying notes are an integral part of these statements.

                              NETWORK RENTAL, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                               COMMON STOCK            ADDITIONAL        RETAINED
                                        --------------------------       PAID-IN         EARNINGS
                                          SHARES        AMOUNT           CAPITAL         (DEFICIT)       TOTAL
                                        -----------  -------------  -----------------  -------------  -----------
BALANCE --
  MAY 31, 1994........................     900,000     $   9,000       $    69,167      $   (47,571)  $    30,596
    Net earnings......................      --            --               --               458,001       458,001
                                        -----------  -------------        --------     -------------  -----------
BALANCE --
  MAY 31, 1995........................     900,000         9,000            69,167          410,430       488,597
    Net earnings......................      --            --               --               477,961       477,961
                                        -----------  -------------        --------     -------------  -----------
BALANCE --
  MAY 31, 1996........................     900,000         9,000            69,167          888,391       966,558
    Net earnings (unaudited)..........      --            --               --                26,591        26,591
                                        -----------  -------------        --------     -------------  -----------
BALANCE --
  JULY 31, 1996
  (unaudited).........................     900,000     $   9,000       $    69,167      $   914,982   $   993,149
                                        -----------  -------------        --------     -------------  -----------
                                        -----------  -------------        --------     -------------  -----------

        The accompanying notes are an integral part of these statements.

                              NETWORK RENTAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                            TWO MONTHS ENDED
                                                               YEAR ENDED MAY 31,               JULY 31,
                                                          ----------------------------  ------------------------
                                                              1995           1996          1995         1996
                                                          -------------  -------------  -----------  -----------
                                                                                        (UNAUDITED)  (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES
  Net earnings..........................................  $     458,001  $     477,961  $   104,973  $    26,591
  Adjustments needed to reconcile to net cash provided
   by operations:
    Depreciation of rental merchandise..................      1,899,362      1,916,619      324,154      295,845
    Depreciation of property assets.....................         75,305         99,332       13,500       18,549
    (Gain) loss on sale of equipment....................          1,543        (18,762)     --           --
    Deferred income tax.................................        152,321         70,806       76,047      --
  Changes in operating assets and liabilities:
    Rental merchandise..................................     (2,054,793)    (1,794,525)    (268,621)    (155,811)
    Prepaid expenses and other..........................           (615)        35,385       (4,356)      (6,721)
    Accounts payable....................................        (34,205)       (31,217)     (54,179)     (73,192)
    Accrued expenses....................................        196,430       (251,199)     (28,469)     143,612
                                                          -------------  -------------  -----------  -----------
      Net cash provided by operating
       activities.......................................        693,349        504,400      163,049      248,873
                                                          -------------  -------------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property assets...........................        (28,117)      (226,727)     --           --
  Redemption of certificate of deposit..................         50,000       --            --           --
  Sale of property assets...............................       --               22,270      --            33,283
  Collection of stockholder note receivable.............          6,666          7,169        1,159        1,247
                                                          -------------  -------------  -----------  -----------
      Net cash provided by (used in) investing
       activities.......................................         28,549       (197,288)       1,159       34,530
                                                          -------------  -------------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Additional lease obligations..........................       --              197,588      --           --
  Repayment of note payable.............................     (1,300,022)      (359,000)      (4,291)    (317,000)
  Repayment of capital lease obligations................        (29,444)       (58,290)      (5,095)     (44,552)
                                                          -------------  -------------  -----------  -----------
      Net cash used by financing activities.............     (1,329,466)      (219,702)      (9,386)    (361,552)
                                                          -------------  -------------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....       (607,568)        87,410      154,822      (78,149)
CASH AND CASH EQUIVALENTS --
 beginning of period....................................        682,094         74,526       74,526      161,936
                                                          -------------  -------------  -----------  -----------
CASH AND CASH EQUIVALENTS --
 end of period..........................................  $      74,526  $     161,936  $   229,348  $    83,787
                                                          -------------  -------------  -----------  -----------
                                                          -------------  -------------  -----------  -----------
Supplemental cash flow information:
  Cash paid during the period for --
      Interest..........................................  $     268,028  $     164,564  $    28,295  $    19,102
                                                          -------------  -------------  -----------  -----------
                                                          -------------  -------------  -----------  -----------
      Income taxes......................................  $       6,610  $     415,385  $   --       $   --
                                                          -------------  -------------  -----------  -----------
                                                          -------------  -------------  -----------  -----------

        The accompanying notes are an integral part of these statements.

                              NETWORK RENTAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    The significant accounting policies and practices followed by the company are as follows:

    DESCRIPTION OF BUSINESS

    Network Rental, Inc. rents household appliances and furniture for periods of up to 18 months pursuant to rental agreements which are cancelable at any time. Weekly or monthly rental payments are collected in advance, and ownership in the related merchandise is transferred at the end of the designated rental period. The company operates 14 rental-purchase stores in Atlanta and surrounding areas. Additionally, it has three franchise locations in Georgia and receives monthly royalty fees from the franchisees.

    RENTAL MERCHANDISE

    Rental revenue from merchandise on rent is recognized as rents are collected. Rental agreements may be terminated at any time by a customer upon the return of the merchandise. Depreciation is computed using the straight-line method over 24 months, which represents the company's estimate of the useful life of the rental merchandise. Upon transfer of ownership in the merchandise at the end of the rental period, the remaining net book value of the merchandise, if any, is charged to operations as depreciation expense. The Company does not reserve for losses of rental merchandise damaged or not returned by customers. The loss is recognized as they are incurred.

    The Company includes in revenues the following income: rental fees, franchise fees, collection fees, delivery fees, damage waivers and other fees. Returned checks and refunds for 1995 are netted against revenues. For 1996, the Company included the returned checks and refunds totaling $35,265 in other direct store expenses, instead of netting them against revenues.

    CASH AND CASH EQUIVALENTS

    The company considers all money market accounts and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    The Company's cash management policy is to use all excess cash to repay its debt referred to in note 5.

    PROPERTY ASSETS AND RELATED DEPRECIATION

    Equipment and leasehold improvements are stated at cost. Expenditures for repairs and maintenance are c h a rged to expense as incurred and additions and improvements that significantly extend the lives of depreciable property are capitalized. Upon sale or retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations. Depreciation on equipment is computed by using an accelerated method based on the estimated useful lives of the depreciable assets, principally three to five years. Leasehold improvements are amortized over the respective lease terms using the straight-line method.

    INCOME TAXES

    Income taxes are computed based on the provisions of SFAS 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax effects attributed to temporary differences between book and tax bases of assets and liabilities and for carryforward items. The measurement of current and deferred tax assets and liabilities is based on enacted tax law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized. Prior to 1994, income taxes were computed in accordance with APB Opinion No. 11.

                              NETWORK RENTAL, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1. -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the unaudited interim financial statements for each of the two month periods ended July 31, 1995 and July 31, 1996 include all adjustments, consisting of normal recurring accruals necessary to present fairly the Company's results of operations and cash flows.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash, accounts payable, capital lease obligations and debt whose carrying value approximates fair value at May 31, 1995 and 1996.

NOTE 2. -- RENTAL MERCHANDISE
    Rental merchandise consists of the following at May 31:

                                                                                1995           1996
                                                                            -------------  -------------
ON RENT
Cost......................................................................  $   2,828,142  $   2,790,090
Less accumulated depreciation.............................................      1,367,946      1,459,891
                                                                            -------------  -------------
                                                                            $   1,460,196  $   1,330,199
                                                                            -------------  -------------
                                                                            -------------  -------------
HELD FOR RENT
Cost......................................................................  $     502,812  $     596,828
Less accumulated depreciation.............................................        238,127        327,518
                                                                            -------------  -------------
                                                                            $     264,685  $     269,310
                                                                            -------------  -------------
                                                                            -------------  -------------

NOTE 3. -- PROPERTY ASSETS

    Equipment and leasehold improvements consist of the following major classifications:

                                                                     1995            1996
                                                                --------------  --------------
Furniture and equipment.......................................  $      831,227  $      831,710
Vehicles......................................................         363,807         276,991
Equipment and vehicles under capital leases...................         119,807         321,234
Leasehold improvements........................................         270,713         281,672
                                                                --------------  --------------
                                                                     1,585,554       1,711,607
Accumulated depreciation......................................      (1,448,629)     (1,450,795)
                                                                --------------  --------------
                                                                $      136,925  $      260,812
                                                                --------------  --------------
                                                                --------------  --------------

NOTE 4. -- ACCRUED EXPENSES
    Accrued expenses consist of the following major classifications:

                                                                         1995         1996
                                                                      -----------  -----------
Income taxes........................................................  $   155,855  $    23,236
Accrued salaries....................................................      126,272       93,927
Accrued sales and other taxes.......................................       40,753       53,827
Deferred compensation...............................................      111,725        6,437
Accrued interest....................................................       18,455        9,305
Other accrued expenses..............................................       28,493       43,622
                                                                      -----------  -----------
                                                                      $   481,553  $   230,354
                                                                      -----------  -----------
                                                                      -----------  -----------

                              NETWORK RENTAL, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5. -- DEBT
    The Company obtained a $1,500,000 revolving line of credit from Comerica Bank--Texas on June 26, 1995. Under terms of this loan, interest payments of 2% above the bank's prime rate are due monthly, and the entire principal balance plus any accrued interest are due on September 1, 1996. All of the Company's assets are pledged as collateral under the loan, and the Company's stockholder has personally guaranteed the loan. The Company is bound by various financial covenants related to minimum net worth and debt/equity ratios under the terms of the loan agreement.

    Note payable on May 31, 1995 and 1996 consists of the following:

                                                                      1995           1996
                                                                  -------------  -------------
Prime Plus 3.5% Installment Note Payable to a Commercial Finance
  Company--collateralized by substantially all of the company's assets and the personal guaranty of the company's major
  stockholder. Interest is payable monthly. Principal is payable
  $35,000 per month through maturity with any remaining
  principal due April 14, 1995..................................  $   1,445,000  $    --
Prime plus 2% Revolving Line of Credit with Comerica
  Bank--Texas...................................................       --            1,086,000
                                                                  -------------  -------------
                                                                  $   1,445,000  $   1,086,000
                                                                  -------------  -------------
                                                                  -------------  -------------

NOTE 6. -- LEASES
    The company leases computer equipment and vehicles which qualify as capital leases. A capital lease obligation of $3,099 is personally guaranteed by the company's stockholder.

    The company leases its facilities under noncancellable operating leases. Future minimum lease payments under the capital leases and operating leases as of May 31, 1996, are as follows:

                                                                        CAPITAL     OPERATING
                                                                        LEASES       LEASES
                                                                      -----------  -----------
Year Ending
    May 31, 1997....................................................      $89,985  $   356,316
    May 31, 1998....................................................       65,656      205,304
    May 31, 1999....................................................       63,448       84,427
    May 31, 2000....................................................       22,048       43,704
    May 31, 2001 and thereafter.....................................      --            11,899
                                                                      -----------  -----------
Total minimum lease payments........................................      241,137  $   701,650
                                                                                   -----------
                                                                                   -----------
Less: amount representing interest                                         43,759
                                                                      -----------
Present value of net minimum lease payments.........................     $197,378
                                                                      -----------
                                                                      -----------

    The capital leases are payable in monthly installments totaling $7,875, including interest and sales taxes.

    Rent expense totaled $349,249 for 1995 and $364,326 for 1996.

NOTE 7. -- PROVISION FOR INCOME TAXES
    During the year ended May 31, 1994, the company implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). SFAS 109 establishes standards for financial accounting and reporting for income taxes that are currently payable and for provisions

                              NETWORK RENTAL, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7. -- PROVISION FOR INCOME TAXES (CONTINUED) for deferred income taxes. The standard requires a change from the deferred method to the asset and liability method of accounting for income taxes. The cumulative effect of the change in accounting method was a benefit of $727,908.

    The current provision for federal income taxes results from imposition of the alternative minimum tax (AMT). AMT is imposed at a 20% rate on the company's alternative minimum taxable income, which is determined by making statutory adjustment to the company's regular taxable income (loss). The adjustments consist primarily of limitations on depreciation deductions as calculated under an alternative depreciation system and limitations on the application of net operating loss carryforwards.

    The provision for income taxes consists of the following:

                                                                         1995         1996
                                                                      -----------  -----------
Current provision
    Federal.........................................................  $   247,875  $   266,637
    Utilization of net operating loss carryforward..................     (109,155)     (39,591)
                                                                      -----------  -----------
                                                                          138,720      227,046
                                                                      -----------  -----------
    State...........................................................       43,743       47,054
    Utilization of net operating loss carryforward..................      (20,608)     --
                                                                      -----------  -----------
                                                                           23,135       47,054
                                                                      -----------  -----------
Deferred Provision
    Federal.........................................................      126,849       67,617
    State...........................................................       26,082       11,605
                                                                      -----------  -----------
                                                                          152,931       79,222
                                                                      -----------  -----------
                                                                      $   314,786  $   353,322
                                                                      -----------  -----------
                                                                      -----------  -----------

    As of May 31, 1996, the tax effect of components of net deferred tax assets and liabilities is as follows:

                                                                         FEDERAL      STATE
                                                                       -----------  ---------
Deferred tax assets
    Capital leases...................................................        7,896      1,393
    Stock options....................................................        2,189        386
    Depreciation.....................................................       72,433     11,292
    AMT credit.......................................................      144,779     --
                                                                       -----------  ---------
                                                                           227,297     13,071
                                                                       -----------  ---------
Deferred tax liabilities
    State income tax benefit.........................................       (4,444)    --
                                                                       -----------  ---------
                                                                            (4,444)    --
                                                                       -----------  ---------
    Net Deferred Tax Assets and Liabilities..........................  $   222,853  $  13,071
                                                                       -----------  ---------
                                                                       -----------  ---------

    As of May 31, 1996, the company has an Alternative Minimum Tax (AMT) credit of $144,779 which may be carried forward indefinitely to reduce future taxable income and taxes. The tax benefits of this carryforward is included in the deferred tax assets presented above.

                              NETWORK RENTAL, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7. -- PROVISION FOR INCOME TAXES (CONTINUED)
    Additionally, the Company has investment tax credit carryovers totaling $244,793 that will expire in the years 2000 and 2001. The investment tax credits are not included in deferred tax assets.

NOTE 8. -- INCENTIVE STOCK OPTION PLAN
    Under the company's incentive stock option plan, options to purchase shares of the company's common stock are granted at a price equal to the estimated fair market value of the stock at the date of the grant. Generally, the options become exercisable in installments 2 years after the company has exceeded a certain average monthly sales volume and unless exercised, expire at various intervals not exceeding ten years from date of grant.

    At May 31, 1996, options to purchase up to 4,500 shares with an option prices of $1.71 per share have been granted. For the year ending May 31, 1996, options equal to 8.58% of the Company's total common stock were exercised by employees and were sold back to the Company at market value. The Company r e corded compensation expense of $13,773 during 1996 related to the outstanding options.

    On August 2, 1996, all three remaining participants in the stock option plan executed waivers to release the Company against any past and future claims under the plan.

NOTE 9. -- RELATED PARTY TRANSACTIONS
    Transactions and outstanding balances with the company's major stockholder are summarized as follows:

                                                                                   1995         1996
                                                                                -----------  -----------
Notes receivable..............................................................  $   384,596  $   377,427
Interest income...............................................................  $    28,342  $    27,839
Rent expense..................................................................  $    33,817  $    52,271
Receivable....................................................................  $     2,358  $     2,328

    The note receivable is secured by real estate, bearing interest at 7.3% with principal and interest payable monthly over twenty-five years through September 2017.

NOTE 10. -- PROFIT SHARING PLAN
    During the year ended May 31, 1994, the company implemented a 401(k) profit sharing plan covering substantially all employees. The company is required to match employee voluntary contributions subject to certain limitations at a rate of 25 percent. The company made matching contributions of $7,813 for 1996 and $6,687 for 1995.

NOTE 11. -- COMMITMENTS AND CONTINGENCIES
    Prior to January 1, 1996, management took the position that merchandise in the hands of its customers was not part of its inventory and personal property taxes due on these items were the responsibility of the customers. Network Rental filed ad valorem taxes with the appropriate taxing authorities on an annual basis and reported only unrented inventory. Management is aware that one or more taxing authorities might assert a claim against the company for taxes on property in the hands of customers.

    Discussions by management with the various taxing authorities has indicated that when such a claim is asserted, audits go back three years even though the statute of limitations may be longer.

    Legal counsel for the company advises that "the ad valorem taxes constitute not only a lien against the property, but also the personal obligation of the taxpayer. In this regard, the taxing authority could assert a claim against the current owner of the property based on the lien or against

                              NETWORK RENTAL, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 11. -- COMMITMENTS AND CONTINGENCIES (CONTINUED) the owner of the property on January 1 of each year. For this reason, it can be assumed that Network Rental has some exposure in this area. However, the exposure is contingent at best and as a practical matter appears to be limited in scope."

    Based on management's experience and investigation, its assessment is that the company has an annual exposure of between nothing and $30,000.00 on this contingent claim and a total exposure of between nothing and $60,000.00, exclusive of any penalty and interest that might be assessed.

    The Company depreciates its rental merchandise using the income forecasting method for federal and state income tax purposes. This depreciation method has been widely used in the industry and purports to match the depreciation deductions against the revenues that the rental merchandise generates. However, in 1994 the United States Tax Court in the case ABC RENTALS OF SAN ANTONIO, INC., ET AL V. COMMISSIONER OF THE INTERNAL REVENUE, upheld the Internal Revenue Service position that this method is not allowable for use by rental purchase companies. Furthermore, the Internal Revenue Service issued in 1995 Revenue Ruling 95-52 which effectively precludes any company taking a contrary position from doing so without being in direct conflict with the Revenue Code.

    The "ABC Rentals" case is on appeal in two U.S. Circuit Courts and the industry has been putting forth effort to have the tax code amended to allow for a three year accelerated depreciation method. As a result, the company h a s continued to depreciate its rental merchandise under the income forecasting method for years prior to June 1, 1995.

    For the year ending May 31, 1996, the company converted to the prescribed method of depreciation (MACRS 5 years) for all new rental merchandise purchased during the year, which represents 53% of the Company's total rental merchandise at year end. Since the rental merchandise is generally rented for periods of less than 24 months, it is likely that the remaining assets that were depreciated under the income forecasting method would be disposed by May 31, 1997. The Company, however, would remain liable for penalties and interest for not converting to the proper method after the issuance of the 1995 Revenue Ruling.

    Network Rental, Inc. is contingently liable for letters of credit extended to a major supplier and to the State of Georgia for the Company's warranty program.

    Network Rental, Inc. is contingently liable for cellular phone contracts which have not expired.

    During the year ending May 31, 1996, the Company's employees exercised certain stock options. The difference between the fair market value of the common stock and the exercise price is compensation subject to withholding taxes for federal income tax purposes. The Company did not report the amounts as employee compensation, nor did it withhold any employment taxes. Therefore, the Company is contingently liable for employment taxes on $35,191 in compensation plus penalties and interest.

    A claim has been made by Aaron Rents, Inc. alleging that Network Rental, Inc. violated the Lanham Act in connection with a commercial comparing the two companies. Legal counsel for Network believes that Aaron Rents does not intent to pursue any damage claim. However, a release has not been executed and the claim may or may not be pursued. Management has ceased running the advertisement, and is advised and believes that no claim will result from the alleged violation.

    An $8,750.00 claim has been made against the Company by its previous auditors, Joseph Decosimo and Company, for unpaid accounting fees. Management for Network Rental, Inc. believes that all fees were paid in full per agreement and intends to dispute the claim. Legal counsel believes that litigation may result.

                              NETWORK RENTAL, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 12. -- SUBSEQUENT EVENTS
    As of August 8, 1996, Perry J. McNeal has negotiated to sell 107,100 of his shares in the Company's common stock to Alrenco, Inc.

    On July 26, 1996 Perry J. McNeal transferred 792,900 shares to the Vyrdilee Brooks McNeal Scholarship Fund Charitable Remainder Trust. The Vyrdilee Brooks McNeal Scholarship Fund Charitable Remainder Trust negotiated to sell all 792,900 shares to Alrenco, Inc. as of August 8, 1996.

    On August 9, 1996, all 900,000 shares of the Company's common stock were acquired by Alrenco, Inc.

NOTE 13. -- CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES
    The Company's 14 rental-purchase stores are located exclusively in the Atlanta metropolitan area. The concentration of its operations in a single metropolitan area increases the vulnerability that its operations may be jeopardized if the entire area should experience an economic depression.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                    ALRENCO, Inc.

                       PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                     (unaudited)



The accompanying unaudited pro forma condensed balance sheet as of June 30, 1996 is derived from the Company's balance sheet at June 30, 1996 and gives effect to the acquisition of Network Rental, Inc. (Network) which occurred in August 1996.

The accompanying unaudited pro forma condensed statements of earnings for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the Network acquisition and the acquisition of Easy TV & Appliance Rental Stores (Easy) which occurred on March 1, 1996 as though each had occurred on January 1, 1995. The unaudited pro forma condensed statement of earnings combine the Company's statement of earnings for the fiscal year ended December 31, 1995 and the six months ended June 30, 1996 with the statement of earnings for the businesses acquired for the same corresponding periods.

The unaudited pro forma condensed statements of earnings are presented for informational purposes only and do not purport to be indicative of the operating results that actually would have occurred if the acquisitions had been consummated as of January 1, 1995, nor which may result from future operations. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The acquisitions have been accounted for using the purchase method of accounting.
 These pro forma financial statements should be read in conjunction with the historical financial statements and related notes thereto.

                                    ALRENCO, Inc.

                          PRO FORMA CONDENSED BALANCE SHEET

                                    June 30, 1996
                                     (unaudited)


                                         COMPANY        NETWORK      ADJUSTMENTS    PRO FORMA
                                       ----------     ----------     -----------    ----------
                                                                             (1)
ASSETS

  Cash                                $   970,449     $   57,167     $      -      $ 1,027,616
  Rental merchandise                   20,688,630      1,513,931            -       22,202,561
  Property assets                       3,116,893        252,576            -        3,369,469
  Intangible assets                    10,985,946            -        3,734,808     14,720,754
  Other assets                            797,957        699,693        240,000      1,737,650
                                       ----------      ---------      ---------     ----------

                                      $36,559,875     $2,523,367     $3,974,808    $43,058,050
                                       ----------      ---------      ---------     ----------
                                       ----------      ---------      ---------     ----------


LIABILITIES AND STOCKHOLDERS' EQUITY

  Accounts payable - trade            $ 4,052,323     $  119,720     $      -      $ 4,172,043
  Accrued liabilities                     347,977        287,132        125,000        760,109
  Taxes other than income                 310,382            -              -          310,382
  Debt                                  9,252,335      1,088,323      4,878,000     15,218,658
                                       ----------      ---------      ---------     ----------
                                       13,963,017      1,495,175      5,003,000     20,461,192

  Stockholders' equity                 22,596,858      1,028,192     (1,028,192)    22,596,858
                                       ----------      ---------      ---------     ----------

                                      $36,559,875     $2,523,367     $3,974,808    $43,058,050
                                       ----------      ---------      ---------     ----------
                                       ----------      ---------      ---------     ----------


                          See notes to pro forma statements.

                                    ALRENCO, Inc.

                      PRO FORMA CONDENSED STATEMENT OF EARNINGS

                             Year ended December 31, 1995
                                     (unaudited)


                                                                               Pro forma
                                                                                for Easy                                  Total
                                     Company         Easy     Adjustments     Acquisition    Network    Adjustments     pro forma
                                   ----------     ---------   -----------     -----------   ---------   -----------    -----------
Revenues                          $37,575,639    $9,865,336     $     -       $47,440,975  $6,952,424     $     -      $54,393,399

Operating expenses
 Direct store expenses             30,023,179     3,452,729           -        33,475,908   5,052,866           -       38,528,774
 General and administrative
   expenses                         4,338,583     6,337,383           -        10,675,966     794,559           -       11,470,525
 Amortization of intangibles          284,901         -           333,781(2)      618,682         -         305,490(2)     924,172
                                   ----------     ---------   -----------     -----------   ---------   -----------    -----------

     Total operating expenses      34,646,663     9,790,112       333,781      44,770,556   5,847,425       305,490     50,923,471
                                   ----------     ---------   -----------     -----------   ---------   -----------    -----------

     Operating profit               2,928,976        75,224      (333,781)      2,670,419   1,104,999      (305,490)     3,469,928

Interest expense                      894,003       288,593       296,407(3)    1,479,003     200,693       348,921(3)   2,028,617

Other, net                            (99,930)       50,874           -           (49,056)        -             -          (49,056)
                                   ----------     ---------   -----------     -----------   ---------   -----------    -----------

     Earnings (loss) before
        income taxes                2,134,903      (264,243)     (630,188)      1,240,472     904,306      (654,411)     1,490,367

Income tax expense                    868,311         -          (363,811)(4)     504,500     362,901      (141,914)(4)    725,487
                                   ----------     ---------   -----------     -----------   ---------   -----------    -----------

     NET EARNINGS (LOSS)          $ 1,266,592    $ (264,243)    $(266,377)     $  735,972  $  541,405   $  (512,497)    $  764,880
                                   ----------     ---------   -----------     -----------   ---------   -----------    -----------
                                   ----------     ---------   -----------     -----------   ---------   -----------    -----------
Weighed average shares
   outstanding                      3,105,000                                   3,105,000                                3,105,000
                                   ----------                                 -----------                              -----------
                                   ----------                                 -----------                              -----------

Earnings per share                       $.41                                        $.24                                     $.25
                                   ----------                                 -----------                              -----------
                                   ----------                                 -----------                              -----------


                                    ALRENCO, Inc.

                      PRO FORMA CONDENSED STATEMENT OF EARNINGS

                            Six Months Ended June 30, 1996
                                     (unaudited)


                                                                               Pro forma
                                                                                for Easy                                  Total
                                     Company         Easy     Adjustments     Acquisition    Network    Adjustments    pro forma
                                   ----------     ---------   -----------     -----------   ---------   -----------    ----------
Revenues                          $27,003,976    $1,697,979   $      -        $28,701,955  $3,382,866    $      -     $32,084,821

Operating expenses
  Direct store expenses            21,207,111       594,269          -         21,801,380   2,477,554           -      24,278,934
  General and administrative
    expenses                        2,440,443     1,029,581          -          3,470,024     454,964           -       3,924,988
  Amortization of intangibles         387,067         -          116,224(2)       503,291         -        122,745(2)     626,036
                                   ----------     ---------   -----------     -----------   ---------   -----------    ----------

    Total operating expenses       24,034,621     1,623,850      116,224       25,774,695   2,932,518      122,745     28,829,958
                                   ----------     ---------   -----------     -----------   ---------   -----------    ----------

    Operating profit                2,969,355        74,129     (116,224)       2,927,260     450,348     (122,745)     3,254,863

Interest expense                      182,034        48,099       49,401(3)       279,534      70,534      204,273(3)     554,341
                                   ----------     ---------   -----------     -----------   ---------   -----------    ----------

    Earnings (loss) before
       income taxes                 2,787,321        26,030     (165,625)       2,647,726     379,814     (327,018)     2,700,522

Income tax expense                  1,144,546         -          (57,321)(4)    1,087,225     181,767      (82,880)(4)  1,186,112
                                   ----------     ---------   -----------     -----------   ---------   -----------    ----------

        NET EARNINGS (LOSS)       $ 1,642,775    $   26,030   $ (108,304)     $ 1,560,501  $  198,047    $(244,138)   $ 1,514,410
                                   ----------     ---------   -----------     -----------   ---------   -----------    ----------
                                   ----------     ---------   -----------     -----------   ---------   -----------    ----------

Weighed average shares
    outstanding                     4,206,653                                   4,206,653                               4,206,653
                                   ----------                                 -----------                              ----------
                                   ----------                                 -----------                              ----------

Earnings per share                       $.39                                        $.37                                    $.36
                                   ----------                                 -----------                              ----------
                                   ----------                                 -----------                              ----------


                                    ALRENCO, Inc.

                  NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                     (unaudited)


(1) Gives effect to the consummation of the Network acquisition by the Company. The consideration for Network consists of $4.9 million cash which was financed by debt and $125,000 escrow payable. These adjustments allocate the purchase price to the assets and liabilities of Network which consist primarily of rental merchandise, property assets and debt.

(2) Amortization of amounts assigned to customer rental agreements over 15 months, noncompete agreements over 5 years and goodwill over 20 years.

(3) Adjustment to interest expense for debt of the Company incurred in connection with the acquisitions.

(4) Tax effects of the pro forma adjustments.